UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIGGLE INC.
(formerly Function(x) Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0637631
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

902 Broadway 11th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	OTC Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. 

Securities Act registration statement file number to which this form relates:	333- 174481
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1, Registration No. 33-0637631, as originally filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2011, as subsequently amended by any amendments to such Registration Statement.  This information is incorporated herein by reference.

Item 2.  Exhibits.

3.1	Certificate of Incorporation (1)
3.2	By-Laws (2)

(1)	Incorporated by reference to the Company’s current report on Form 8-K filed on February 16, 2011.
(2)	Incorporated by reference to the registrant’s registration statement on Form 3-2/A filed on July 2, 1996.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIGGLE INC.

Date: July 30, 2012	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer

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